KENTUCKY INVESTORS, INC.
200 CAPITAL AVENUE
FRANKFORT, KENTUCKY 40601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 11, 1995

TO THE SHAREHOLDERS OF
KENTUCKY INVESTORS, INC.

      Notice is hereby given that the annual meeting of shareholders of Kentucky Investors, Inc., a Kentucky corporation, (the "Company") will be held at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601, on Thursday, May 11, 1995, at 11:00 A.M. (Eastern Daylight Time), for the following purposes:

      (1) To elect three Directors to hold office for a term of three years each or until their successors are duly elected and qualified;

      (2) To approve an amendment to Article VI of the Company's Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 1,225,000 to 4,000,000;

      (3) To approve an amendment to Article X of the Company's Articles of Incorporation to provide that Directors can only be removed for cause;

      (4) To approve an amendment to the Company's Articles of Incorporation to add new Article XIII which will provide for the affirmative vote of at least two-thirds of the outstanding voting shares to amend or repeal Article X;

      (5) To approve an amendment to the Company's Articles of Incorporation to add new Article XIV which will incorporate the provisions of the Kentucky Business Corporation Act pertaining to Business Combinations; and

      (6) To transact such other business as may properly come before the meeting, or any adjournment thereof.

      The Board of Directors, in accordance with the By-laws, has fixed the close of business on April 3, 1995, as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. The stock transfer books will not be closed.

      It is hoped that you will attend the meeting, but if it is not your intention to be present, you are respectfully requested to sign, date and return the enclosed proxy immediately in the accompanying postage-prepaid envelope.
The proxy is being solicited by and on behalf of the Board of Directors of the Company.

      Your attention is directed to the Company's 1994 annual report and to the proxy statement, both of which accompany this notice.


                                          By Order of the Board of Directors
                                          Wilma Yeary, CPS, Secretary

P.O. Box 717
Frankfort, Kentucky 40602
April 19, 1995

                                 PROXY STATEMENT
                  ANNUAL MEETING OF SHAREHOLDERS, MAY 11, 1995

      The following information is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of Kentucky Investors, Inc. (the "Company" or "KII"), for use at the annual meeting of shareholders of the Company to be held at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601, on Thursday, May 11, 1995, at 11:00 A.M. (Eastern Daylight Time), and at any adjournment thereof, for the purposes set forth in the Notice of annual meeting.

PROXY MAY BE REVOKED
      A shareholder executing and returning the enclosed proxy may revoke such proxy at any time prior to exercise of the authority thereby given by giving written notice to the Secretary of the Company as provided by Kentucky Revised Statutes 271B.7-220(6).

COST AND METHOD OF SOLICITATION
      The Board of Directors intends to solicit proxies by use of the mails, and all costs of soliciting proxies for this annual meeting will be borne by the Company. The proxy statement and form of proxy will be mailed to the shareholders on April 19, 1995.

VOTING SECURITIES
      The Company has issued one class of capital stock. There are 1,160,000 shares outstanding of which 779,895 are entitled to one vote each, except that in election of Directors, cumulative voting rights apply as provided by Kentucky Revised Statutes 271B.7-280. Each shareholder shall have the right to cast as many votes in the aggregate as he is entitled to vote, multiplied by the number of Directors to be elected, and may cast the whole number for one candidate or distribute such votes among two or more candidates. Investors Heritage Life Insurance Company ("IHLIC"), 200 Capital Avenue, Frankfort, Kentucky 40601 holds directly 285,920 shares or 25% of the stock of the Company. Investors Underwriters, Inc. ("IUI"), 200 Capital Avenue, Frankfort, Kentucky 40601 owns 94,185 shares or 8% of the stock of the Company. IHLIC owns 603 shares or 96% of the stock of Investors Underwriters, Inc. HLW Investment Corp., 200 Capital Avenue, Frankfort, Kentucky 40601, owns 130,824 shares or 11% of the Company.
No other person is known by the Company to own of record, or beneficially, more than 5% of the Company's capital stock except as shown on the table below. The Board of Directors has fixed April 3, 1995, as the record date for determining those eligible to vote, and only such persons as are shareholders of record at the close of business on that day will be entitled to vote at such meeting, and at any adjournment thereof.

THE PURPOSE OF THE MEETING SHALL BE:

      (1) To elect three Directors to hold office for a term of three years each or until their successors are duly elected and qualified;

      (2) To approve an amendment to Article VI of the Company's Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 1,225,000 to 4,000,000;

      (3) To approve an amendment to Article X of the Company's Articles of Incorporation to provide that Directors can only be removed for cause;

      (4) To approve an amendment to the Company's Articles of Incorporation to add new Article XIII which will provide for the affirmative vote of at least two-thirds of the outstanding voting shares to amend or repeal Article X;

      (5) To approve an amendment to the Company's Articles of Incorporation to add new Article XIV which will incorporate the provisions of the Kentucky Business Corporation Act pertaining to Business Combinations; and

      (6) To transact such other business as may properly come before the meeting, or any adjournment thereof.

                                  PROPOSAL ONE

ELECTION OF DIRECTORS
      The Articles of Incorporation provide that three Directors shall be elected at each annual meeting for a term of three years.

      The persons named in the proxy shall vote the shares represented by the proxies returned and duly executed in favor of the election of the three Directors named below, unless the authority is withheld, to hold office for terms of three years each or until their successors are duly elected and qualified. All nominees have consented to serve. In the event any of the persons named below shall not be available, proxies will be voted for such substitute nominee, or nominees, as the persons named in the proxy shall designate.

      The following information is given with respect to the nominees for election as Directors and for each of the other Directors whose terms will continue after the meeting except as noted. Each Director was elected to his present term of office by vote of the shareholders at an annual meeting. Each of the Directors has had the business experience indicated for more than five years except for Gordon Duke and David Reed. From 1987 to 1991, Mr. Duke was a business consultant. In 1991 Mr. Duke served as the Budget Director for the Commonwealth of Kentucky. During 1992, Mr. Duke became President of Court Key Inc. In February 1994, Mr. Duke became Executive Vice President, Asset Management Division, for Webb Companies, Lexington, Kentucky. For 17 years prior to 1992, Mr. Reed was the President of Reed Crushed Stone, Gilbertsville, Kentucky. Since that time Mr. Reed has been an independent businessman.

                                    Number of Shares of Capital Stock of the Company and Its Subsidiaries Beneficially Owned, Directly or Indirectly, by Nominees and Other Directors as of December 31, 1994.

                                                  IHLIC
Name,Position                       Kentucky      (74% Owned     Percentage
With the Company          Director  Investors,    Subsi-         of Stock
<F1>
&Business Experience      Since     Inc. (1)      diary)         Owned

NOMINEES:

<F22>
*Dr. Jerry F. Howell,Jr.  1983      35,610        1,124          3%
Director. Head, Dept.
of Biological and
Environmental Science,
Morehead State University.
Director, IHLIC.
Age 53.

<F23>
aDavid W. Reed            1982      25,950        1,214          2%
Director. Independent
Businessman.
Age 40.

<F24>
<F25>
+Warner Hines             1963      10,000        55             (-)
Director. Realtor.
Age 67.

Other Directors Whose Terms Will Continue
After Meeting:

<F2>
Helen S. Wagner             1986      30,000        2,500(2)          3%
Director. Real Estate
Broker,Secretary/
Treasurer,Wagner-Shuck
Builders,Inc. Director,
IHLIC.
Age 58.

<F24>
<F25>
+ Gordon Duke               1991         110              55         (-)
Director. Executive
Vice President, Asset
Management Division,
Webb Companies.
Age 49.

<F22>
<F24>
<F3>
<F4>
<F25>
*+Robert M. Hardy,Jr.       1988   11,621(3)           18(4)         (-)
<F23>
aDirector & General
Counsel.  Director &
General Counsel, IHLIC.
Age 37.

<F22>
<F24>
<F5>
<F13>
*+Harry Lee                 1963  742,729(5)     732,541(13)         64%
<F6>
<F7>
<F14>
<F15>
Waterfield II                        (6) (7)        (14)(15)
<F23>
<F8>
<F9>
<F16>
<F17>
aChairman of the Board               (8) (9)        (16)(17)
<F10>
<F11>
<F20>
& President. Chairman              (10) (11)            (20)
<F12>
<F18>
of the Board,  President           (12) (18)
<F19>
<F21>
&Chief Executive Officer,          (19) (21)
IHLIC.
Age 51.

<F24>
+H. Glenn Doran             1963      20,000             783          2%
<F22>
*Director. Chairman of
the Board, Peoples Bank
of Murray.  Director, IHLIC.
Age 69.

<F23>
<F25>
aJerry F. Howell            1963       6,000             346         (-)
Director. Independent
Investor. Director, IHLIC.
Age 81.


All Directors and Officers as a Group:               894,723

<F22>
*   Member of Executive Committee
<F24>
+   Member of Finance Committee
<F23>
a   Member of Nominating Committee
<F25>
(-) Indicates less than 1%

<F1>
(1)  At December 31, 1994, 779,895 shares were outstanding and entitled to vote.

<F2>
(2) Includes 1,538 shares held in an irrevocable trust for the benefit of the children of Helen S. Wagner.

<F3>
(3) Includes 3,423 shares purchased under Kentucky Investors, Inc., and Affiliated Companies 401(k) Savings Plan and Trust Agreement ("401(k) Plan") held in Trust by Farmers Bank and Capital Trust Company, Frankfort, Kentucky ("Farmers Bank").

<F4>
(4)  Includes 7 shares held under the ESOP held in trust by Farmers Bank.

<F5>
(5) Mr. Waterfield II is part of a group which includes HLW Investment Corp., HLW Corporation, Laura F. Waterfield Estate, RoseGayle Waterfield Hardy, Nancy Waterfield Walton, Harry Lee Waterfield II Irrevocable Trust Funds 1, 2 and 3, RoseGayle Waterfield Hardy, Nancy Waterfield Walton and Harry Lee Waterfield II Trust dated 12/22/76, IHLIC, IUI and TAP & CO.

<F6>
(6) Includes 130,824 shares of KII owned by HLW Investment Corp. of which Mr. Waterfield II is an officer.

<F7>
(7) Includes 41,836 shares of KII owned by HLW Corporation of which Mr. Waterfield II is an officer.

<F8>
(8) Includes 15,222 shares of KII held in trust for the benefit of the children of Harry Lee Waterfield.

<F9>
(9) Includes 12,263 shares purchased under the 401(k) Plan held in Trust by Farmers Bank.

<F10>
(10) Includes 18,229 shares of KII held in the name of CEDE & Co., nominee for the Estate of Laura F. Waterfield of which Mr. Waterfield II is co-executor.

<F11>
(11) Includes 12,063 shares of KII held by Nancy Waterfield Walton - see Footnote (5).

<F12>
(12) Includes 9,502 shares of KII held by RoseGayle Waterfield Hardy - see Footnote (5).

<F13>
(13) Includes 7,900 shares of IHLIC owned by HLW Investment Corp. of which Harry Lee Waterfield II is an officer.

<F14>
(14) Includes 642 shares of IHLIC owned by HLW Corporation of which Harry Lee Waterfield II is an officer.

<F15>
(15) Includes 3,038 shares of IHLIC held in the name of CEDE & Co., nominee for the Estate of Laura F. Waterfield of which Mr. Waterfield II is co-executor.

<F16>
(16) Includes 200 shares of IHLIC held by Nancy Waterfield Walton - see Footnote (5).

<F17>
(17) Includes 241 shares of IHLIC held by RoseGayle Waterfield Hardy - see Footnote (5).

<F18>
(18) Includes 285,920 shares of KII held by IHLIC and 94,185 shares of KII held by IUI. Mr. Waterfield II is Chairman of both companies. The corporations have the power to dispose of these shares.

<F19>
(19) Includes 87,698 or 11% of the shares of KII, held in the name of TAP & CO for the benefit of employees who participate in the 401(k) Plan. Mr. Waterfield II is a member of the Administrative Committee which directs the voting of these shares.

<F20>
(20) Includes 54,440 or 6% of the shares of IHLIC held in the name of TAP & CO. for the benefit of employees who participate in the 401(k) Plan. Mr. Waterfield II is a member of the Administrative Committee which directs the voting of these shares.

<F21>
(21) Includes 14,330 shares of KII held in the name of CEDE & Co., nominee for the nine separate Irrevocable Trusts, three each (Funds 1, 2 and 3) for Harry Lee Waterfield II, RoseGayle Waterfield Hardy and Nancy Waterfield Walton, respectively.



      Meetings of the Board of Directors are held on call and there is an organizational meeting following the annual meeting of shareholders. The Board had 6 meetings in 1994.

      The Board has an Executive Committee that exercises the power of the Board of Directors in management of the business affairs during intervals between meetings of the Board. The Board considers the action of the Executive Committee and has approval and veto power over its actions. The Executive Committee met 2 times in 1994.

      The Board of Directors has provided for a Finance Committee that meets on call and reviews and makes recommendations concerning investments to the Board
of Directors.   The Finance Committee met 1 time in 1994.

      The Board of Directors has provided for a Nominating Committee that meets on call and submits recommendations to the Board of Directors for members of the Board to be submitted to the shareholders for election. The Nominating Committee met 1 time in 1994.

      No one, except David Reed, attended fewer than 75% of the aggregate of the total number of Board and Committee meetings. The Directors were paid $100 for each Board Meeting.

                                  PROPOSAL TWO

            AMENDMENT TO ARTICLE VI OF THE ARTICLES OF INCORPORATION

      The Board of Directors has directed that there be submitted to the shareholders of the Company at the annual meeting a proposed amendment to
Article VI of the Company's Articles of Incorporation, as amended (the "Articles"), to increase the number of authorized shares of common stock of the Company from 1,225,000 shares to 4,000,000 shares. Such amendment was declared advisable and unanimously approved by the Company's Board of Directors on February 16, 1995. As more fully set forth below, the proposed amendment is intended to improve the Company's flexibility in meeting its future needs for unreserved common stock. In addition to general corporate purposes, the proposed amendment can be used to make more difficult a change of control of the Company.

PURPOSE AND EFFECTS OF AMENDMENT

      As of the close of business on January 31, 1995, 1,160,000 shares of common stock of the Company were issued and outstanding, leaving 65,000 shares of common stock unreserved. If approved, the increased number of authorized shares of common stock will be available for issue from time to time for such purposes and considerations as the Board of Directors may approve and no further vote of shareholders of the Company will be required, except as provided under Kentucky law or under the rules of any national securities exchange on which shares of common stock of the Company are then listed. The availability of additional shares for issue, without the delay and expense of obtaining the approval of shareholders at a special meeting, will afford the Company greater flexibility in acting upon proposed transactions in which shares of common stock may be issued.

      The increase in the authorized common stock may also facilitate certain anti-takeover devices that may be advantageous to the Board if the Board attempts to prevent or delay a change of control. By using anti-takeover devices, the Board could possibly thwart a merger or tender offer even though shareholders might be offered a substantial premium over the then current market price of the common stock. Therefore, employing such devices may adversely impact shareholders who desire a change in management or who desire to participate in a tender offer or other sale transaction involving the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by the Board. Moreover, other than the measure set forth in Proposals Three, Four and Five herein, the Board does not currently intend to propose additional anti-takeover measures in the foreseeable future.

      The additional shares of common stock for which authorization is sought would be identical to the shares of common stock of the Company now authorized. Holders of common stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof.

      The additional authorized shares of common stock will give the Company flexibility to issue common stock to a level that the Board of Directors believes advisable. The additional shares of common stock for which authorization is sought are available for issuance by the Company by action of the Board of Directors and could be used for such purposes as stock dividends, stock splits, acquisitions, reorganizations, offerings of stock or additional compensation plans.

VOTE REQUIRED; BOARD OF DIRECTORS' RECOMMENDATION
- -------------------------------------------------

      The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is required to authorize the proposed increase in the authorized number of shares of common stock. If the amendment is authorized, the text of Article VI of the Company's Articles of Incorporation will be as follows:

      The total authorized number of shares of stock in the corporation shall be four million (4,000,000), each being of the par value of One Dollar ($1.00). All shares shall have equal voting power of one
      (1) vote for each share.


      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK. Proxies solicited by management will be voted FOR the proposal unless a vote against the proposal or abstention is specifically indicated.



PROPOSED AMENDMENTS TO ARTICLE X AND THE ADDITION OF ARTICLE XIII AND ARTICLE XIV TO THE COMPANY'S ARTICLES OF INCORPORATION
                    (Proposals Three, Four and Five on proxy)

GENERAL
      In February, 1995, the Company's Board of Directors voted unanimously to pass resolutions which propose amendments and additions to the Company's
Articles of Incorporation.   Each of the amendments which have been proposed is
discussed and the full text of each amendment is included in this proxy statement. Proposals Three, Four and Five are intended to discourage unfriendly transactions such as unsolicited, hostile tender offers. It is the Company's strategy to remain independent. The Board of Directors intends that any prospective purchaser of the Company would be expected to negotiate with the Board to assure that any purchaser would be required to offer terms which have been approved by the Board and are fair to all shareholders.

      The Company's Articles of Incorporation presently contain a provision for the election of a staggered Board of Directors which is intended to have an
anti-takeover effect.    The Company's By-laws  presently contain a provision
which requires that  a Director may only be removed for cause; however, Kentucky
law requires such a provision to be incorporated into the Articles.   The Board
has unanimously approved each of these proposals.

      THE BOARD OF DIRECTORS BELIEVES THE PROPOSED AMENDMENTS ARE IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENTS DESCRIBED IN PROPOSALS THREE, FOUR AND FIVE.

                                 PROPOSAL THREE
             AMENDMENT TO ARTICLE X OF THE ARTICLES OF INCORPORATION

      The Board of Directors has directed that there be submitted to the shareholders of the Company at the annual meeting a proposed amendment to
Article X of the Company's Articles. Such amendment was declared advisable and unanimously approved by the Company's Board of Directors on February 16, 1995. As more fully set forth below, the proposed amendment would revise Article X of
the Articles to provide for removal of a Director only for cause.   Article X
currently provides for a staggered Board of Directors with three Directors elected at each annual meeting.

      The proposal is intended to further ensure continuity of Board membership and impede the ability of a third party to make sudden changes in Directors through a proxy contest or the acquisition of a substantial stock interest. Although the Company has not experienced any problems with respect to continuity of the Board of Directors in the past, the Board believes that this proposal will benefit the Company and its shareholders by preventing sudden disruptions
in management and policies in the future.   However, to the extent the proposed
amendment would enable the Board of Directors to resist a change of control of the Company, the proposal would enhance the tenure of the incumbent Directors. This amendment may also benefit current management by making it more difficult to replace Directors if their performance in office is considered unsatisfactory.

      The Board also recognizes that Proposal Four which will require the affirmative vote of the holders of at least two-thirds of the outstanding voting shares to amend or repeal such provision, if adopted, could have the effect of making more difficult and possibly discouraging the accomplishment of a merger, tender offer, proxy challenge or change of control which is opposed by the Board of Directors, even when a majority of the shareholders considers such action to be in its best interests. Under certain circumstances, the amendment could enable the Board to defeat such actions, even if they were favored by a majority of the shareholders.

PURPOSE AND EFFECTS OF THE AMENDMENT
      Under current Kentucky law, a director can be removed from office by the shareholders with or without cause, unless the articles of incorporation provide otherwise. However, a director may not be removed if the number of shares sufficient to elect him under cumulative voting is voted against his removal.

      The Articles currently provide that the Company's Board of Directors is classified into three classes, with one-third of the Directors elected each year for a three-year term. The existence of a classified Board of Directors is generally believed to discourage potential takeovers of a company because it operates to delay a third party's ability to obtain control of the Board in a relatively short period of time. This Proposal to provide that Directors can be removed from that position only for cause might further discourage potential takeover proposals. The amendment would delay a third party's control of the Board of Directors because unless the shareholders voted to remove the Director or Directors for cause, it would take at least two annual meetings of shareholders to elect a majority. This amendment is currently a provision contained in the Company's By-laws and is required by Kentucky law to be incorporated into the Articles.

      The Board of Directors believes that the proposed amendment is in the best interests of the Company and its shareholders. The Board of Directors believes that effective corporate governance is hampered when a Director is not free to act in the best interest of the Company and its shareholders without concern that he might be distracted or that his advice may be affected by the uncertainties and risks created by his being subject to removal from the Board without cause. The Board of Directors acknowledges that current and future Directors could benefit from the approval of this amendment, and in this connection the Directors may be considered to have a conflict of interest. The Board of Directors is not aware of any action or contemplated action to remove a Director from office.

VOTE REQUIRED; BOARD OF DIRECTORS RECOMMENDATION

       The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is required to authorize the amendment to Article X of the Articles of Incorporation. If the amendment is authorized, the text of Article X of the Company's Articles of Incorporation will be as follows:

      The number of Directors of the corporation shall be nine. The nine members shall be divided into three classes, each consisting of three members. The term of office of Directors of the first class shall expire at the first annual meeting of the shareholders after their election; that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. In the event of any vacancy occurring in the Board of Directors, it shall be filled by the affirmative vote of a majority of the remaining Directors, and shall be for the unexpired term of his predecessor in office.

      At a meeting of shareholders called expressly for that purpose, Directors shall be removed, but only upon a showing of cause, by a vote of the majority of the shareholders then entitled to vote at the election of Director, provided that if less than the enitre Board of Directors is removed, no Director may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

      All powers of the corporation not otherwise fixed by law or by these Articles shall be vested in the Board of Directors, which shall have authority to make and promulgate such By-Laws for the operation of the corporation as are not inconsistent with the laws of the Commonwealth of Kentucky or these Articles.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND ARTICLE X OF THE ARTICLES OF INCORPORATION. Proxies solicited by management will be voted FOR the proposal unless a vote against the proposal or abstention is specifically indicated.

                                  PROPOSAL FOUR
                     AMENDMENT TO ARTICLES OF INCORPORATION
                             TO ADD NEW ARTICLE XIII

      The Board of Directors has directed that there be submitted to the shareholders of the Company at the annual meeting a proposed amendment to the Company's Articles to add new Article XIII. Such amendment was declared advisable and unanimously approved by the Company's Board of Directors on February 16, 1995. As more fully set forth below, the proposed amendment requires the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the Company entitled to vote generally in the election of Directors, voting as a single class, in order to alter, amend or repeal any provision of Article X of the Articles. Article X currently provides for a staggered Board of Directors with three Directors elected at each annual meeting. Proposal Three of this proxy statement would revise Article X of the Articles to provide for the removal of a Director only for cause.


PURPOSE AND EFFECTS OF THE AMENDMENT
      Under Kentucky Law, amendments to articles of incorporation must generally be approved by the Board of Directors and by the holders of a majority of the outstanding shares voting thereon at a meeting of shareholders, unless the articles of incorporation or the Board of Directors provide for a higher voting requirement. In the case of supermajority voting provisions, Kentucky law requires that any amendment or repeal thereof be approved by the vote of holders of at least the same percentage of the outstanding shares entitled to vote thereon prescribed by the requirements then in effect.

      Proposed Article XIII would require that any amendment or repeal of
Article X be approved by shareholders owning at least two-thirds of the total shares outstanding and entitled to vote generally in the election of Directors, voting together as a single class. The requirement for an increased shareholder vote to amend Article X is intended to prevent a shareholder that controls a majority of the voting shares (or possibly less than a majority) from avoiding the requirements of the staggered Board of Directors and the removal of Directors for cause provisions discussed above by simply repealing or amending
Article X.

      This proposal is intended to further ensure the continuity of Board membership and impede the ability of a third party to make sudden changes in Directors through a proxy contest or the acquisition of a substantial stock interest. Although the Company has not experienced any problems with respect to continuity of the Board of Directors in the past, the Board believes that this proposal will benefit the Company and its shareholders by preventing sudden disruptions in management and policies in the future. Such a provision, if adopted, could have the effect of making more difficult and possibly discouraging the accomplishment of a merger, tender offer, proxy challenge or change of control which is opposed by the Board of Directors, even though a majority of the shareholders consider such action to be in their best interests.


      The Board of Directors believes that the approval of Proposal Four is in the best interests of the Company and its shareholders. The Board of Directors acknowledges that current and future Directors could benefit from the approval of this amendment, and in this connection the Directors may be considered to have a conflict of interest.

VOTE REQUIRED; BOARD OF DIRECTORS RECOMMENDATION

      The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is required to authorize the amendment to add Article XIII to the Company's Articles. If the amendment is authorized, the text of new Article XIII of the Company's Articles of Incorporation will be as follows:

                                  ARTICLE XIII
      Anything contained in these Articles of Incorporation or the By-laws to the contrary notwithstanding and notwithstanding that a lesser percentage may be specified or permitted by law, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend or repeal any provision of Article X.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO ADD NEW ARTICLE XIII. Proxies solicited by management will be voted FOR the proposal unless a vote against the proposal or abstention is specifically indicated.


                                  PROPOSAL FIVE
                     AMENDMENT TO ARTICLES OF INCORPORATION
                             TO ADD NEW ARTICLE XIV

      The Board of Directors has directed that there be submitted to the shareholders of the Company at the annual meeting a proposed amendment to the Company's Articles to add new Article XIV. Such amendment was declared advisable and unanimously approved by the Company's Board of Directors on February 16, 1995. As more fully set forth below, the proposed amendment is intended to incorporate into the Company's Articles the provisions of Chapter 271B.12-200 et seq. of the Kentucky Revised Statutes, which were enacted by the
Kentucky General Assembly to deal with certain Business Combinations.   In
addition to the general corporate purposes, the proposed amendment can be used to make more difficult a change of control of the Company.

      Kentucky Revised Statutes 271B.212-200 through 271B.212-230 (the "Business Combinations Act") authorizes a corporation, by amendment to the articles of incorporation, to require an established percentage of affirmative votes prior
to the effectuation of any Business Combination.   The Company's Board of
Directors believes that it is advisable for general corporate purposes to follow Kentucky law and to adopt the provisions set forth below.

      The proposed amendment would add a new Article XIV to the Articles whereby the Company would elect to be included under and subject to the provisions of KRS 271B.12-200 through KRS 271B.12-230, as such sections may be amended from time to time by the General Assembly of the Commonwealth of Kentucky, generally, without qualification or limitation. The operation of the relevant provisions adopted by this proposal would (a) require a special vote of shareholders to approve a merger or other specified Business Combination between the Company and an Interested Shareholder, unless the transaction is approved by a majority of the disinterested Directors of the Company or certain minimum price requirements are met; (b) restrict any merger or other Business Combination transaction between the Company and an Interested Shareholder for a five-year period unless the transaction is approved by a majority of the disinterested Directors of the Company; and (c) require an increased shareholder vote to amend Article XIV. Proposed Article XIV is hereinafter referred to as the "Business Combination Amendment".

PURPOSES AND EFFECTS OF THE AMENDMENT
      The Business Combination Amendment would require the affirmative vote of a supermajority of the shareholders of the outstanding Voting Stock of the Company as a condition for mergers and certain other Business Combinations involving the Company and any Interested Shareholder, unless the transaction is approved by a majority of the members of the Board of Directors who are unaffiliated with the Interested Shareholder and who were Directors before the Interested Shareholder became an Interested Shareholder, or unless certain minimum price and form of consideration requirements are met. In addition, unless approved by a majority of the Independent Members of the Board, the Company would not be permitted to engage in any Business Combination with an Interested Shareholder for a period of five years from the date such person became an Interested Shareholder.

      As more fully discussed below, the Board of Directors believes that the Business Combination Amendment will help assure that the Company's shareholders will be treated equally if certain kinds of Business Combinations are effected. However, the Business Combination Amendment may make it more difficult to accomplish certain transactions which are opposed by the incumbent Board of Directors and which may be beneficial to certain shareholders.

      The Board of Directors has observed that it has become a relatively common practice in corporate takeovers to pay cash to acquire a controlling equity interest in a company and then to acquire the remaining equity interest in such company by paying the balance of the shareholders a price for their shares which is lower than the price paid to acquire control and/or is in a less desirable form of consideration, frequently securities of the purchaser that do not have an established trading market at the time of issue. The Board considers that such "two-tier pricing" tactics can be highly disruptive to the Company and can result in unfair and dissimilar treatment to the Company's shareholders. By their very nature they tend (and are designed) to cause concern on the part of shareholders that if they do not act promptly, they risk either being relegated to the status of minority shareholders in a controlled company or being forced to accept a lower price for all of their shares. Thus, such tactics pressure shareholders into selling as many of their shares as possible either to the purchaser or in the open market, without having the opportunity to make a considered investment choice between remaining a shareholder of the company or disposing of their shares. However, their very actions in selling their shares facilitate the purchaser's acquisition of a controlling interest in the company, at which point the purchaser is able to force the exchange of the shareholder's remaining shares for a lower price in a Business Combination.

      The problems caused by partial offers and two-tier pricing are so serious that many states, including Kentucky, have adopted legislation addressing them in various respects; however, in Kentucky, domestic insurance companies are exempt from the statute. It is not clear whether an interpretation could be rendered that the Company would be included within this exemption because of its affiliation with Investors Heritage Life Insurance Company, a domestic insurer.
The Business Combination Amendment, if approved, will incorporate the Business Combinations Act into the Company's Articles of Incorporation.

      The Business Combination Amendment is designed to achieve a measure of assurance that any multi-step attempt to take over the Company is made on terms
which offer similar treatment to all shareholders.   The Business Combination
Amendment is not designed to prevent or discourage tender offers or other acquisition proposals for the Company where the Business Combination has been approved by the Independent Members of the Board of Directors. Further, the Business Combination Amendment does not preclude a person from making a tender offer for or otherwise acquiring some of the shares of the Company's stock without proposing a Business Combination in which the remaining shares of stock are purchased.

      It should be noted that while the Business Combination Amendment is designed to help assure substantially similar treatment of all shareholders in the event of a takeover, it is not the purpose of the Business Combination Amendment to assure that shareholders will receive a premium price for their shares in a takeover. Accordingly, the adoption of the Business Combination Amendment would not preclude the Board's opposition to any future takeover proposal which it believes not to be in the best interest of the Company and its shareholders, whether or not such a proposal satisfied the minimum price and form of consideration requirements of the Business Combination Act.

DESCRIPTION OF THE BUSINESS COMBINATION ACT
      The following description of the Business Combination Act is qualified in its entirety by reference to the text of the Kentucky Revised Statutes. Exhibit 1 to this Proxy Statement provides various definitions from the Business Combinations Act which are relevant to the following description. You are encouraged to refer to Exhibit 1.

Special Vote Requirement For Business Combinations
- --------------------------------------------------
      Under Kentucky law, mergers, share exchanges, sales of substantially all of the assets of the Company and the adoption of a plan of dissolution of the Company must generally be approved by the Board of Directors and by the affirmative vote of a majority of the outstanding voting shares. Certain other transactions, such as sales of less than substantially all of the assets of the Company do not require any shareholder approval under Kentucky law.

      Under the proposed Business Combination Amendment, a Business Combination must be approved either by a majority of the Independent Members of the Board of Directors who are also Continuing Directors, or by the affirmative vote of at least (a) 80% of the votes entitled to be cast by outstanding shares of Voting Stock of the corporation, and (b) two-thirds of the votes entitled to be cast by holders of Voting Stock other than Voting Stock Beneficially Owned by the Interested Shareholder who is, or whose Affiliate is, a party to the Business Combination or by an Affiliate or Associate of such Interested Shareholder, voting together as a single voting group (collectively, (a) and (b) the "Special
Vote Requirements").   Unless exempt from the operation of the Business
Combinations Act, the failure to comply with these voting requirements shall render the Business Combination void. The Independent Members of the Board of Directors who are also Continuing Directors are not required to either approve or disapprove any proposed Business Combination.

Exception To Special Vote Requirements
- --------------------------------------
      The Special Vote Requirement for a Business Combination would not be necessary if (1) the transaction has been approved by a majority of the Independent Members of the Board of Directors who are also Continuing Directors or (2) all of the minimum price and form of consideration requirements described below are satisfied. In the event the requisite Board approval is given or the minimum price and form of consideration requirements are met with respect to a particular Business Combination, the normal shareholder vote requirements of
Kentucky law would apply.   Further, Business Combinations between the Company
and its subsidiaries are exempt from the Special Vote Requirements; therefore, normal voting requirements of Kentucky would also apply to such transactions.

Minimum Price And Form Of Consideration Criteria
- ------------------------------------------------
      Unless approved by a majority of the Independent Members of the Board who are also Continuing Directors, the consideration being paid to the shareholders of each class of Voting Stock would be required to be either cash or the same type of consideration used by the Interested Shareholder in acquiring the same class of stock. In addition, the Market Value of such consideration on the Valuation Date would be required to meet certain minimum price criteria
described below.   If these minimum price and form of consideration criteria are met, the Special Vote Requirements will not apply.

      In the case of payments to holders of the Company's common stock, the aggregate amount of cash and the Market Value as of the Valuation Date of consideration other than cash would have to be at least equal to the highest of the following:

      (1) the highest per share price paid by the Interested Shareholder for the shares of common stock acquired by it (a) within the five-year period immediately prior to the Announcement Date, or (b) in the transaction in which it became an Interested Shareholder, whichever is higher;

      (2) the Market Value per share of common stock on the Announcement Date or the Determination Date, whichever is higher; or

      (3) the price per share equal to the Market Value per share of common stock multiplied by the fraction of (a) the highest per share price paid by the Interested Shareholder for any shares acquired during the five-year period immediately prior to the Announcement Date, over (b) the Market Value per share of common stock on the first day of such five-year period on which the Interested Shareholder acquired any shares of common stock.


      In making any price calculations, appropriate adjustments are required to be made to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of the stock. The shareholders are entitled to receive consideration in the same form as the Interested Shareholder has previously paid for the shares purchased by it. If the Interested Shareholder has paid for shares with varying forms of consideration, the form of consideration required to be used shall be either cash or the form used to acquire the largest number of shares previously acquired by the Interested Shareholder.

      The Special Vote Requirements shall not apply if after the Interested Shareholder has become an Interested Shareholder and prior to the consummation of a Business Combination, there has been a reduction in the annual rate of dividends paid, except as necessary to reflect any subdivision of the stock, or an increase in the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the stock. Further, the Special Vote Requirement is not applicable if prior to the consummation of the Business Combination the Interested Shareholder becomes the Beneficial Owner of any additional shares of stock of the Company.

Five-Year Waiting Period
- ------------------------
      Under the proposed Business Combination Amendment, the Company would be unable to engage in any Business Combination with any entity or person who is at the time of such Business Combination an Interested Shareholder, unless the Interested Shareholder became such prior to March 28, 1986, for a period of five years following the Determination Date unless such Business Combination or the transaction in which the Interested Shareholder became such is approved by a majority of the Independent Members of the Board prior to the Determination Date.

Interested Shareholder
- ----------------------
       Currently Harry Lee Waterfield II and the affiliated group disclosed in footnote 5 of this proxy statement are the only shareholders known to the Company which would be classified as Interested Shareholders (see "Election of Directors"). Also as disclosed in this proxy statement, Investors Heritage Life Insurance Company owns more than 10% of the outstanding common stock of the Company; however, pursuant to Kentucky law, such shares are not entitled to be voted (see "Voting Securities"). The Special Vote Requirements of the Business Combination Act will not apply to any Business Combination proposed by Mr. Waterfield and the affiliated group because they became an Interested Shareholder before March 28, 1986 and have held more than 10% of the Company's common stock continuously since that time.

Vote Required To Amend Or Repeal
- --------------------------------
      The Business Combination Act provides that a vote of the holders of 80% of the votes entitled to be cast by outstanding shares of Voting Stock and two-thirds of the Voting Stock not owned by any Interested Shareholder would be required in order to alter or repeal the Business Combination Amendment, or to adopt any provisions inconsistent with the Business Combination Act.

CONSIDERATIONS IN SUPPORT OF THE BUSINESS COMBINATION AMENDMENT
      As previously discussed, a number of companies have been the subject of tender offers for, or other acquisitions of, less than all of their outstanding shares of stock. In many cases, such purchases have been followed by Business Combinations in which the tender offeror or other purchaser has paid a lower price for the remaining outstanding shares than the price it paid in acquiring its original interest in the corporation and has paid a less desirable form of consideration. The Business Combination Amendment is intended partially to prevent certain of the potential inequities of Business Combinations which involve two or more steps by requiring that in order to complete a Business Combination which is not approved by a majority of the Continuing Directors, an Interested Shareholder must either acquire (or assure itself of obtaining the affirmative votes of) at least 80% of the Voting Stock prior to the Business Combination or be prepared to meet the minimum price and form of consideration requirements of the Business Combination Act. The Business Combination Amendment is also designed to protect those shareholders who have not tendered or otherwise sold their shares to a purchaser who is attempting to acquire control by ensuring that at least the same price and form of consideration is paid to shareholders in the initial step of the acquisition. In the absence of the Business Combination Amendment, an Interested Shareholder who acquired control of the Company could subsequently, by virtue of such control, force minority shareholders to sell or exchange their shares at a price which would not reflect any premium such purchaser may have paid in order to acquire its controlling interest and would effectively be set by such Interested Shareholder. Such a price might very well be lower than the price paid by such purchaser in acquiring control and may also be in a less desirable form of consideration (e.g., equity or debt securities of the purchaser instead of cash).

      The minimum price and form of consideration requirements of the Business Combination Amendment may require that a purchaser pay shareholders a higher price for their shares and/or structure the transaction differently than would be the case without the Business Combination Amendment. However, these requirements would not apply to a Business Combination approved by a majority of the Continuing Directors. Accordingly, the Board of Directors believes that, to the extent a Business Combination is involved as part of a plan to acquire control of the Company, adoption of the Business Combination Amendment would increase the likelihood that a purchaser would negotiate directly with the Board. The Board believes that it is in a better position than the individual shareholders of the Company to negotiate effectively on behalf of all shareholders because the Board is likely to be more knowledgeable than any individual shareholder in assessing the business and prospects of the Company. Accordingly, the Board is of the view that negotiations between the Company and the purchaser would increase the likelihood that shareholders would receive a higher price for their shares from anyone desiring to obtain control of the Company through a Business Combination or otherwise.

      Although not all acquisitions of a substantial block of a corporation's shares of stock are made with the objective of acquiring control of the corporation through a subsequent Business Combination, in most cases a purchaser desires to have the option to consummate such a Business Combination. Assuming that to be the case, the Business Combination Amendment would tend to discourage purchasers whose objective is to seek control of the Company at a relatively low price, since acquiring the remaining equity interest would not be assured unless the minimum price and form of consideration requirements were satisfied or a majority of the Continuing Directors were to approve the transaction. In no event, however, would the Company be permitted to engage in any Business Combination with an Interested Shareholder, unless the Interested Shareholder became such prior to March 28, 1986, for a period of five years following the Determination Date unless such Business Combination or the transaction in which the Interested Shareholder became such is approved by a majority of the Independent Members of the Board. The Business Combination Amendment should also discourage the accumulation of large blocks of the Company's shares of stock, which the Board believes to be disruptive to the stability of the Company's vitally important relationships with its employees and customers, and which could possibly precipitate a change of control of the Company on terms unfavorable to the Company's other shareholders.

CONSIDERATIONS AGAINST THE BUSINESS COMBINATION AMENDMENT
      Tender offers or other negotiated acquisitions of shares of stock are usually made at prices above the prevailing trading price of the Company's stock. The Business Combination Amendment may discourage such purchases, particularly those of less than all the Company's shares, and may thereby deprive holders of the Company shares of stock of an opportunity to sell their shares at a higher price. Because of the higher percentage requirements for shareholder approval of any subsequent Business Combination and the possibility of having to pay a higher price to other shareholders in such a Business Combination, it may become more costly for a purchaser to acquire control of the Company. The Business Combination Amendment requirements may therefore decrease the likelihood that a tender offer will be made for less than all of the Voting Stock and, as a result, may adversely affect those shareholders who would desire to participate in such a tender offer.

      Further, a purchaser seeking to take over the Company by means of a two-step acquisition may, in order to preserve the ability to comply with the minimum price requirements of the Business Combination Amendment, offer an amount per share in the first step which is less than it might have offered in the absence of the Business Combination Amendment. Moreover, a potential purchaser of shares of stock seeking to obtain control of the Company may also be discouraged from purchasing stock because an amendment to the Articles would be needed in order to change or eliminate these provisions.

      The effect of adoption of the Business Combination Amendment would be to give veto power to a majority of the Independent Members of the Board of Directors with respect to a Business Combination which 80% of the shareholders may believe to be desirable and beneficial. To this extent, the Business Combination Amendment may favor incumbent management to the detriment of certain shareholders.

      If approved, a change of control of the Company may be delayed unless holders of a substantial percentage of the outstanding voting securities approve the change of control transaction. The overall effect of the proposal is to render more difficult the accomplishment of mergers or the assumption of control by a principal shareholder, and thus make more difficult the removal of management. The effect of these changes may negatively impact shareholders desiring a change of control. The proposed amendment would also give the holders of a minority of the total shares outstanding and entitled to vote a veto power over a merger which management and/or a majority of the shareholders may believe is desirable and beneficial.


VOTE REQUIRED; BOARD OF DIRECTORS' RECOMMENDATION
      The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is required to
authorize the proposed amendment.   If the amendment is authorized, the text of
Article XIV  of the Company's Articles of Incorporation will be as follows:

                                   ARTICLE XIV
      The corporation elects to be included under and subject to the provisions of Kentucky Revised Statutes Section 271B.12-200 through Section 271B.12-230 as they may be amended from time to time by the General Assembly of the Commonwealth of Kentucky, generally, without qualification or limitation.


      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO ADD NEW ARTICLE XIV. Proxies solicited by management will be voted FOR the proposal unless the vote against the proposal or abstention is specifically indicated.

SHAREHOLDER PROPOSALS FOR THE 1996 MEETING
      Shareholders who wish to suggest nominees or offer proposals intended to be presented at the 1996 annual meeting must forward this information to the Secretary of the Company no later than December 22, 1995.

COMPENSATION OF EXECUTIVE OFFICERS PAID BY THE CORPORATION AND ITS SUBSIDIARIES
      The Company does not pay any of its executive officers a regular salary; therefore, the Company does not have a Compensation Committee. The expense of the retirement plan to Kentucky Investors, Inc., for its executive officers is none. Eight executive officers of the Company, who also serve as Directors and/or officers of the Company's subsidiary, Investors Heritage Life Insurance Company, were compensated by IHLIC.

STOCK PERFORMANCE GRAPH
      The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company's shareholders during the five year period ended December 31, 1994, as well as an overall stock market index (Russell 2000) and the Company's peer group index selected on an industry basis. The component companies utilized in the peer group are identical to those used last year and include The Liberty Corp., NWNL Cos. Inc., Pioneer Financial Services Inc., Provident Life and Accident Insurance Company, Torchmark Corp., UNUM Corp., USLife Corp., and Washington National Corp. The market capitalization of each peer group company is weighted in the performance graph presented below.


<F26>
Comparison of Five-Year Cumulative Total Return*
Kentucky Investors, Russell 2000 Index, Peer Group
(Performance results through 12/31/94)

This performance graph appears here.

                1989      1990       1991     1992     1993     1994
KINV            $100.00   $102.69    $105.54  $104.29  $111.46  $114.76
RUSSELL 2000    $100.00   $ 80.49    $117.56  $139.21  $165.52  $162.24
PEER GROUP      $100.00   $ 81.70    $118.37  $164.86  $159.71  $127.90

Assumes $100 invested at the close of trading 12/89 in Kentucky Investors common stock, Russell 2000 Index, and Peer Group.
<F26>
*Cumulative total return assumes reinvestment of dividends.


                                            Source:  Value Line, Inc.
Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

AUDITORS
      Ernst & Young, LLP, Louisville, Kentucky, is the independent auditing firm for the Company and has been since 1981, including the most recent year of 1994.
A representative is expected to be present at the shareholders' meeting with the opportunity to make a statement and will respond to appropriate questions. The services provided by Ernst & Young, LLP during 1994 consisted of the audit of the Company's financial statements and audit of the Company's employee benefit plans. No member of the firm of Ernst & Young, LLP has any relationship with the Company other than the usual relationship that exists between independent auditors and clients.

OTHER MATTERS
      There were no other transactions to which the Company was or is to be a party, in which any officer or Director or nominee for election as Director had any direct or indirect material interest.

      At the date of this proxy statement, management knows of no other matters to come before the meeting. However, if any other matter properly comes before the meeting, it is the intention of the persons named in the proxy statement to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          KENTUCKY INVESTORS, INC.
Frankfort, Kentucky
April 19, 1995
                                          Wilma Yeary, CPS, Secretary



                                    EXHIBIT 1
               TO THE PROXY STATEMENT OF KENTUCKY INVESTORS, INC.
                        FOR THE PROPOSED AMENDMENT TO THE
                  ARTICLES OF INCORPORATION TO ADD ARTICLE XIV

                                   DEFINITIONS

      "Affiliate," including the term "affiliated person," means a person who directly, or indirectly through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

      "Control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise and the beneficial ownership of ten percent (10%) or more of the votes entitled to be cast by a corporation's voting stock creates a presumption of control.

      "Associate," when used to indicate a relationship with any person, means:

      (a) any corporation or organization (other than the corporation or a subsidiary of the corporation) of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities;

      (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

      (c) any relative or spouse of such person, or any relative of such spouse, any one (1) of whom has the same home as such person or is a director or officer of the corporation or any of its affiliates.

      "Beneficial owner," when used with respect to any voting stock, means a person

      (a) who, individually or with any of its affiliates or associates, beneficially owns voting stock, directly or indirectly; or


      (b)  who, individually or with any of its affiliates or associates, has:

      (1) the right to acquire voting stock, whether such right is exercisable immediately or only after the passage of time and whether or not such right is exercisable only after specified conditions are met, pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

      (2) the right to vote voting stock pursuant to any agreement, arrangement, or understanding; or

      (3) any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of voting stock with any other person who beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares of voting stock; however, for the purposes of this Section and KRS 271B.12.230 the beneficial owner of any voting stock held by, or owned through participation in, any purchase, savings, option, bonus, appreciation, profit sharing, thrift, incentive, pension, stock ownership or similar plan for employees or officers of the corporation or any of its subsidiaries shall be deemed to be the shareholder of record of such voting stock as shown on the stock transfer books of the corporation.

      "Business combination" means:

      (a) unless the merger or consolidation does not alter the contract rights of the stock as expressly set forth in the articles of incorporation or change or convert in whole or in part the outstanding shares of stock of the corporation, any merger or consolidation of the corporation or any subsidiary with any interested shareholder or any other corporation, whether or not itself an interested shareholder, which is, or after the merger or consolidation would be, an affiliate or associate of an interested shareholder who was an interested shareholder prior to the transaction;

      (b) any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one (1) transaction or a series of transactions in any twelve-month period, to any interested shareholder or any affiliate or associate of any interested shareholder, other than the corporation or any subsidiaries, of any assets of the corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the corporation, an aggregate book value as of the end of the corporation's most recently ended fiscal quarter of five percent (5%) or more of the total market value of the outstanding stock of the corporation or of its net worth as of the end of its most recently ended fiscal quarter;

      (c) the issuance or transfer by the corporation, or any subsidiary, in one transaction or a series of transactions in any twelve-month period, of any equity securities of the corporation or any subsidiary which have an aggregate market value of five percent (5%) or more of the total market value of the outstanding stock of the corporation, determined as of the end of the corporation's most recently ended fiscal quarter prior to the first such issuance or transfer, to any interested shareholder or any affiliate or associate of any interested shareholder, other than the corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the corporation's voting stock or any other method affording substantially proportionate treatment to the holders of voting stock;

      (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation in which anything other than cash will be received by an interested shareholder or any affiliate or associate of any interested shareholder; or

      (e) any reclassification of securities, including any reverse stock split; or recapitalization of the corporation; or any merger or consolidation of the corporation with any of its subsidiaries; or any other transaction which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by five percent (5%) or more the proportionate amount of the outstanding shares of any class of equity securities of the corporation or any subsidiary which is directly or indirectly beneficially owned by any interested shareholder or any affiliate or associate of any interested shareholder; or

      (f) any receipt by an interested shareholder or any affiliate or associate of such interested shareholder of the benefit directly or indirectly, except proportionately as a shareholder of such corporation, of any loans, advances, guaranties, pledges or other financial assistance, or any tax credits or other tax advantages provided by or through such corporation.

      "Continuing director" means any member of the board of directors who is not an affiliate or associate of an interested shareholder or any of its affiliates, other than the corporation or any of its subsidiaries, and who was a director of the corporation prior to the time the interested shareholder became an interested shareholder, and any successor to such continuing director who is not an affiliate or associate of an interested shareholder or any of its affiliates, other than the corporation or any of its subsidiaries, and was recommended or elected by a majority of the continuing directors at a meeting at which a quorum consisting of a majority of the continuing directors is present.

      "Independent member" of the board of directors means any director who is not an officer or full-time employee of the corporation or an affiliate or associate of an interested shareholder or any of its affiliates.

      "Interested shareholder" means any person, other than the corporation or any of its subsidiaries, who:

      (a) is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding voting stock of the corporation; or is an affiliate of the corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding voting stock of the corporation. The term interested shareholder shall not mean any entity or person holding or owning voting stock for, or through participation in, any purchase, savings, option, bonus, appreciation, profit sharing, thrift, incentive, pension, stock ownership or similar plan for employees or officers of the corporation or any of its subsidiaries;

      (b) for the purpose of determining whether a person is an interested shareholder, the number of shares of voting stock deemed to be outstanding shall include shares deemed owned by the person through application of the definition of beneficial owner but shall not include any other shares of voting stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

      "Market value" means:

      (a) in the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the composite tape for New York stock exchange listed stocks, or, if such stock is not quoted on the composite tape on the New York stock exchange, or if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the continuing directors at a meeting of the board of directors at which a quorum consisting of at least a majority of the continuing directors is present; and

      (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the continuing directors at a meeting of the board of directors at which a quorum consisting of at least a majority of the continuing directors is present.

      "Subsidiary" means any corporation of which voting stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the corporation.

      "Voting stock" means shares of capital stock of a corporation entitled to vote generally in the election of directors.

      "Announcement date" means the first general public announcement of the proposal or intention to make a proposal of the business combination or its first communication generally to shareholders of the corporation, whichever is earlier.

      "Determination date" means the date on which an interested shareholder first became an interested shareholder.

      "Valuation date" means:

      1. for a business combination voted upon by shareholders, the latter of the day prior to the date of the shareholders vote or the date twenty (20) days prior to the consummation of the business combination; and

      2. for a business combination not voted upon by shareholders, the date of the consummation of the business combination.





Proxy                       KENTUCKY INVESTORS, INC.            Proxy
                  200 CAPITAL AVENUE, FRANKFORT, KENTUCKY 40601

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harry Lee Waterfield II and Jerry F. Howell, or either of them, attorneys with full power of substitution to vote as proxies for the undersigned at the annual meeting of shareholders of Kentucky Investors, Inc. to be held on May 11, 1995, or at any adjournment thereof, and vote as designated below with all powers the undersigned would possess, if present, upon matters described in the notice of annual meeting and proxy statement dated April 19, 1995 as follows:

(1) Election of      __FOR all nominees         __WITHHOLD AUTHORITY
Directors            listed below (except       to vote for all nominees
                     as marked to the           below
                     contrary below)

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME:
     Dr. Jerry F. Howell, Jr.                             David W. Reed
Warner Hines

(2)  Amendment to Article VI of the Articles of Incorporation.

___For           ___Against         ___Abstain

(3)  Amendment to Article X of the Articles of Incorporation.

___For           ___Against         ___Abstain

(4)  Amendment to Articles of Incorporation to add Article XIII.

___For           ___Against         ___Abstain

(5)  Amendment to Articles of Incorporation to add Article XIV.

___For           ___Against         ___Abstain

(6) On any other matter which may come before the meeting in accordance with their best judgement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

This proxy when properly executed will be voted in accordance with instructions specified but in the absence of any instructions will be voted "FOR" Items (1),
(2), (3), (4), and (5).

Please sign exactly as name appears on address. If shares of stock are held jointly, all joint owners should sign. If signing as attorney, administrator, executor, guardian, trustee or corporate officer, please add your title as such.



- -----------------------------

- -----------------------------
Shareholder's signature

Date ------------------------, 1995

TO BE COUNTED, THIS PROXY MUST BE SIGNED, DATED AND RECEIVED BY THE CORPORATE







SECRETARY OF KENTUCKY INVESTORS, INC., 200 CAPITAL AVENUE, P.O. BOX 717, FRANKFORT, KENTUCKY 40602, ON OR BEFORE MAY 11, 1995.




DIRECTORS


<F27>
<F28>
H. GLENN DORAN (1963)  E, F
Chairman of the Board,
Peoples Bank of Murray
Director, IHLIC

<F28>
GORDON DUKE (1991) F
Executive Vice President, Asset
Management Division, Webb Companies

<F27>
<F28>
<F29>
ROBERT M. HARDY, JR. (1988) E, F, N
Director, General Counsel
IHLIC, Kentucky Investors, Inc.


<F29>
WARNER HINES (1963) N
Realtor

<F29>
JERRY F. HOWELL (1963) N
Independent Investor
Director, IHLIC

<F27>
DR. JERRY F. HOWELL, JR. (1983) E
Head, Dept. of Biological &
Environmental Sciences
Morehead State University
Director, IHLIC

<F29>
DAVID W. REED (1982) N
Independent Businessman

HELEN S. WAGNER (1986)
Real Estate Broker,
Secretary/Treasurer, Wagner-Shuck
Builders, Inc.
Director, IHLIC

<F27>
<F28>
<F29>
HARRY LEE WATERFIELD II (1963) E, F, N
Chairman of the Board, President & CEO
IHLIC and Kentucky Investors, Inc.


<F27>
E - Member of Executive Committee
<F28>
F - Member of Finance Committee
<F29>
N - Member of Nominating Committee